UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2017

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 28, 2017, Carrizo Oil & Gas, Inc. (the “Company”) issued a press release announcing the partial redemption of its 7.50% Senior Notes due 2020 (CUSIP No. 144577 AF0) (the “Notes”). A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

None of the information furnished in this Item 7.01 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 7.01 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01.	Other Events.

On November 28, 2017, the Company delivered a notice of redemption to the trustee for the Notes to call for redemption on December 28, 2017 (the “Redemption Date”) $150 million aggregate principal amount of the outstanding Notes, representing 25% of the aggregate principal amount of the outstanding Notes. The Company instructed the trustee to provide notice of such redemption to the holders of the Notes on November 28, 2017 in accordance with the terms of the indenture governing such Notes. The Notes will be redeemed at a redemption price of 101.875% of the principal amount thereof plus accrued and unpaid interest on the Notes to be redeemed to the Redemption Date. The funds to be used for the redemption are expected to primarily be proceeds from the Company’s previously-announced divestiture program, including the sale of properties in the Marcellus Shale and Utica Shale. Selection of the Notes for redemption will be made by the trustee in accordance with the terms of the indenture governing such Notes based on The Depository Trust Company’s method that most nearly approximates pro rata selection unless otherwise required by law; provided, that Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000, except that if all of the Notes of a registered holder are to be redeemed, the entire outstanding amount of Notes held by such registered holder, even if not a multiple of $1,000, shall be redeemed.

This report shall not constitute a notice of redemption with respect to or an offer to purchase or sell (or the solicitation of an offer to purchase or sell) any securities.

Statements in this report that are not historical facts, including but not limited to those relating to the proposed redemption, the disposition program including the timing and effects of either of them, proceeds to be used for the redemption and other statements that are not historical facts, are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the terms of the redemption, further results of the disposition program, other sources and uses of funds for the Company, actions by purchasers and debt holders, results of operations, market conditions, capital needs and uses and other risks and uncertainties that are beyond the Company’s control, including those described in the Company’s Form 10-K for the year ended December 31, 2016 and in its other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 28, 2017 announcing the partial redemption of Carrizo Oil & Gas, Inc.’s 7.50% Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
David L. Pitts
Vice President and Chief Financial Officer

Date: November 28, 2017